Exhibit 11.  Computation of Net Loss Per Share.
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                   TRANSTECH INDUSTRIES, INC.
            COMPUTATION OF NET LOSS PER COMMON SHARE
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                                              Years Ended
                                              December 31,
PRIMARY:                                    1996        1995
Weighted Average Shares
  Outstanding                            2,829,000    2,829,090
Dilutive Stock Options Based
  Upon the Treasury Stock
  Method Using the Average
  Market Price                                  -            -
                                         2,829,000    2,829,090
Net Loss from Continuing
  Operations                           $(2,725,000)  $ (417,000)
 Discontinued Operations:
  Income from discontinued
   operations, net of taxes                     -       159,000
  Loss on disposal of discontinued
   operation, net of taxes                      -      (510,000)
Extraordinary charge                      (512,000)          -
Net Loss                               $(3,267,000)  $ (768,000)

Net Loss Per Common Share
Loss from Continuing
  Operations                              $ (.97)     $ (.15)
Discontinued Operations:
  Income from discontinued
   operations, net of taxes                   -          .06
  Loss on disposal of
   discontinued operation, net of taxes       -         (.18)
Extraordinary charge                       ( .18)         -
  Loss per share                          $(1.15)     $ (.27)

FULLY DILUTED:
Weighted Average Common
    Shares - Outstanding                 2,829,000   2,829,090
Dilutive Stock Options Based
  Upon the Treasury Stock
  Method Using the Year-End
  Market Price, If Higher Than
  the Average Market Price                      -           -
                                         2,829,000   2,829,090
Net Loss from Continuing
  Operations                           $(2,755,000) $ (417,000)
Discontinued Operations:
  Income from discontinued
   operations, net of taxes (credit)            -      159,000
  Loss on disposal of discontinued
  operation, net of taxes                       -     (510,000)
Extraordinary charge                      (512,000)         -
Net Loss                               $(3,267,000) $ (768,000)

Net Loss Per Common Share                 $ (.97)      $ (.15)
Loss from Continuing
  Operations
Discontinued Operations:
  Income from discontinued
   operations, net of taxes                   -           .06
  Loss on disposal of
   discontinued operation, net of taxes       -          (.18)
Extraordinary charge                       ( .18)          -
  Loss Per Share                          $(1.15)      $ (.27)

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